SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the registrant

Filed by a party other than the registrant

Check the appropriate box:

Preliminary proxy statement	Confidential, for use of the

Commission only (as permitted by

Rule 14a-6(e)(2).

Definitive proxy statement.

Definitive additional materials.

Soliciting material pursuant to Rule 14a-12.

INTEGRAL VISION, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Integral Vision, Inc.:

      Notice is hereby given that the Annual Meeting of Shareholders of Integral Vision, Inc., a Michigan corporation, will be held at the corporate offices, 38700 Grand River Avenue, Farmington Hills, Michigan 48335, on Wednesday, May 28, 2003, at 4:00 p.m. local time for the following purposes, all of which are more completely set forth in the accompanying proxy statement.

1.	To elect six Directors;

2.	To amend the articles of incorporation of the Company to increase the authorized common stock from 20,000,000 to 25,000,000; and

3.	To transact such other business as may properly come before the meeting.

      In accordance with the Bylaws of the Company and a resolution of the Board of Directors, the record date for the meeting has been fixed at March 24, 2003. Only Shareholders of record at the close of business on that date will be entitled to vote at the meeting.

By Order of the Board of Directors

MAX A. COON
Secretary

Farmington Hills, Michigan
April 24, 2003

YOUR VOTE IS IMPORTANT

      YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY FORM, INDICATE YOUR CHOICE WITH RESPECT TO THE MATTERS TO BE VOTED UPON, AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

PROXY STATEMENT

       This statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Integral Vision, Inc. (the Company) for use at the Annual Meeting of Shareholders of the Company to be held on May 28, 2003 at 4:00 p.m., or any adjournments thereof. This Proxy Statement is being mailed on or about April 24, 2003 to all holders of record of common stock of the Company as of the close of business on March 24, 2003.

PURPOSE OF THE MEETING

      The purpose of this Annual Meeting of Shareholders shall be to elect Directors, to amend the Company’s articles of incorporation and to transact such other business as may properly come before the meeting.

VOTING

      Common Stock with no par value is the only voting stock of the Company. Holders of record at the close of business on March 24, 2003 are entitled to one (1) vote for each share held. As of March 24, 2003, the Company had 9,429,901 shares outstanding. Holders of stock entitled to vote at the meeting do not have cumulative voting rights with respect to the election of Directors.

      All shares represented by proxies shall be voted “FOR” each of the matters recommended by management unless the Shareholder, or his duly authorized representative, specifies otherwise or unless the proxy is revoked. Any Shareholder who executes the proxy referred to in this statement may revoke it before it is exercised, provided written notice of such revocation is received at the office of the Company in Farmington Hills, Michigan at least twenty-four (24) hours before the commencement of the meeting, or provided the grantor of the proxy is present at the meeting and, having been recognized by the presiding officer, announces such revocation in open meeting. All Shareholders are encouraged to date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon and return it to the Company.

      Directors are elected by plurality vote, meaning that the six persons receiving the most votes at the meeting, assuming a quorum is present, are elected as directors of the Company. Most corporate governance actions other than elections of directors are approved by a majority of the votes cast. Although state law and the articles of incorporation and bylaws of the Company are silent on the issue, it is the intent of the Company that proxies received which contain abstentions or broker non-votes as to any matter will be included in the calculations as to the presence of a quorum, but will not be counted as votes cast in such matter in the calculation as to the needed majority vote.

ELECTION OF DIRECTORS

      It is the intention of the persons named in the proxy to vote for election of the following nominees to the Board of Directors to hold office until the next Annual Meeting or until their successors are elected. In the event any nominee should be unavailable, which is not anticipated, the shares may, in the discretion of the proxy holders, be voted for the election of such persons as the Board of Directors may submit. Directors are elected for a term of one (1) year and until their successors are elected and qualified. Although the Company’s Board of Directors is currently composed of six members, the bylaws of the Company allow for up to nine directors. In the event qualified individuals are identified after the Annual Meeting of Shareholders, up to three additional directors could be appointed at such later date by the Board.

      The following information is furnished concerning the nominees, all of whom have been nominated by the Board of Directors and are presently Directors of the Company.

			Served as
Name	Present Position with the Company and Principal Occupation	Age	Director Since

Craig A. Black	Director of Integral Vision Inc.; Vice President and Chief Technology Officer of Eaton Corporation, an Ohio-based, diversified, industrial manufacturer	51	2001
Max A. Coon	Secretary and Vice Chairman of the Board of Integral Vision, Inc.; President and Chairman of the Board of Maxco, Inc.	68	1978
Charles J. Drake	Chairman of the Board and Chief Executive Officer of Integral Vision, Inc.	62	1978
Samuel O. Mallory	Director of Integral Vision, Inc.; Investor	70	2001
Vincent Shunsky	Treasurer and Director of Integral Vision, Inc.; Director, Treasurer and Vice President of Finance of Maxco, Inc.	54	1978
William B. Wallace	Director of Integral Vision, Inc.; Senior Managing Director of Equity Partners, Ltd., a Troy, Michigan based private investment banking firm	58	1990

      All of the foregoing Directors and nominees have been engaged in the principal occupation specified for the previous five years.

      Messrs. Coon, Drake and Shunsky are also Directors of Maxco, Inc., the stock of which is traded on the Nasdaq Stock Market.

      During the period ended December 31, 2002, there were a total of four meetings of the Board of Directors. Craig A. Black and Samuel O. Mallory were the only nominees who attended fewer than 75% of the meetings held during the period.

      The Board of Directors has established a Compensation Committee whose members are Max A. Coon and Vincent Shunsky. The Compensation Committee is responsible for establishing compensation for the Company’s Chief Executive Officer, approving executive compensation levels of all other executives and authorizing the levels and timing of bonus payments. In addition, this committee is responsible for administering the Company’s Stock Option Plans, including designating the recipients and terms of specific option grants. The Compensation Committee met one time during the period ended December 31, 2002 to establish compensation criteria and levels and to grant options. The Company does not have a standing nominating committee.

Audit Committee Report.

      The board of directors has adopted a Charter to govern the operations of its Audit Committee. A copy of the Charter was included as an exhibit to the Company’s proxy statement for the year ended December 31, 2000. The Charter requires that the Audit Committee shall be comprised of at least three directors, each of whom is independent of management and the Company, which is defined under NASD Rule 4200(a)(14) to mean that they have no relationship that may interfere with the exercise of their independence from management and the Company in carrying out the responsibilities of a director.

      For the year ended December 31, 2002 the board of directors appointed an Audit Committee whose members were William B. Wallace, Craig A. Black and Samuel O. Mallory. It is the opinion of the board of directors that the members of the Audit Committee are each independent under the above definition. The Audit Committee oversees the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements to be included in the Company’s Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

      The committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The committee meets with the independent auditors, with and without management present, to discuss the results of the examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The committee held five meetings during the year ended December 31, 2002.

      In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

William B. Wallace
Craig A. Black
Samuel O. Mallory

Director Compensation

      Mr. Wallace earns $200 per meeting and $800 per month for his responsibilities as the Audit Committee Chairperson.

EXECUTIVE OFFICERS

      The following table sets forth information concerning the Executive Officers of the Company.

			Served as
Name	Present Position with the Company and Principal Occupation	Age	Officer Since

Charles J. Drake	Chairman of the Board and Chief Executive Officer of Integral Vision, Inc.	62	1978
Mark R. Doede	President, Chief Operating Officer and Chief Financial Officer of Integral Vision, Inc.	45	1989
Arthur D. Harmala	Vice President of Marketing of Integral Vision, Inc.	59	1995
Andrew Blowers	Chief Technical Officer of Integral Vision, Inc.	35	2002
Mark A. Michniewicz	Vice President of Engineering of Integral Vision, Inc.	35	2002
Max A. Coon	Secretary and Vice Chairman of the Board of Integral Vision, Inc.; President and Chairman of the Board of Maxco, Inc.	68	1978
Vincent Shunsky	Treasurer and Director of Integral Vision, Inc.; Treasurer, Vice President of Finance and Director of Maxco, Inc.	54	1978

      All of the foregoing officers of the Company have been engaged in the principal occupations specified above for the previous five years except as follows:

      Mark R. Doede was appointed as President and Chief Operating Officer of the Company in February 1998 and was appointed Chief Financial Officer in September 2002. Prior to that time, Mr. Doede served as Vice President and Chief Operating Officer of the Welding Products Division of the Company since 1996 and served the Company in various other capacities since 1980.

      Andrew Blowers was appointed as Chief Technical Officer in May 2002. Prior to that time, Mr. Blowers served as Manager of Advance Product Development for the Company since 1998 and as an Application Engineer from 1996 to 1998.

      Mark A. Michniewicz was appointed as Vice President of Engineering in May 2002. Prior to that time, Mr. Michniewicz served as Director of Engineering since 2000, Manager of Optical/ Mechanical Engineering from January 2000 to May 2000 and Optical/ Mechanical Engineer from 1994 to 2000.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee of the Board of Directors (the “Committee”) consists of Max A. Coon and Vincent Shunsky. Messrs. Coon and Shunsky, although officers of the Company, are also officers and directors of Maxco, Inc., are paid by Maxco, Inc. and receive no compensation from the Company. Mr. Charles J. Drake, the Company’s Chief Executive Officer, is a director of Maxco, Inc.

Overview and Philosophy

      The Committee is responsible for developing and making recommendations to the Board with respect to the Company’s executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

      The objectives of the Company’s executive compensation program are to:

•	Support the achievement of desired Company performance.

•	Provide compensation that will attract and retain superior talent and reward performance.

•	Align the executive officers’ interests with the success of the Company by placing a portion of pay at risk, with payout dependent upon corporate performance, and through the granting of stock options.

      The executive compensation program provides an overall level of compensation opportunity that is competitive with companies of comparable size and complexity. The Compensation Committee will use its discretion to set executive compensation where, in its judgment, external, internal or an individual’s circumstances warrant it.

Executive Officer Compensation Program

      The Company’s executive officer compensation program is comprised of base salary, long-term incentive compensation in the form of stock options, and various benefits, including medical and deferred compensation plans, generally available to employees of the Company.

Base Salary

      Due to the Company’s circumstances, base salary levels for the Company’s executive officers were unchanged from the prior year.

Stock Option Program

      The stock option program is the Company’s long-term incentive plan for executive officers and key employees. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company’s common stock.

      In June 1999 a stock option plan allowing the issuance of options on up to 500,000 shares of the Company’s common stock was approved by the Shareholders. This stock option plan provides for the grant of both options intended to qualify as “incentive stock options” within the meaning of Section 422A of the Internal Revenue Code, as amended, and nonstatutory stock options which do not qualify for such treatment.

      The stock option plan authorizes a committee of directors to award executive and key employee stock options, as well as options to directors and nonemployees who are in a position to materially benefit the Company. Stock options are granted at an option price equal to the fair market value of the Company’s common stock on the date of grant, have ten-year terms and can have exercise restrictions established by the committee.

      A stock option plan authorizing options on 500,000 shares of common stock of the Company on substantially the same terms was approved by the Shareholders in 1995.

Deferred Compensation

      Effective July 1, 1986, the Company adopted a 401(k) Employee Savings Plan. The 401(k) is a “cash or deferred” plan under which employees may elect to contribute a certain portion of their compensation which they would otherwise be eligible to receive in cash. The Company has agreed to make a matching contribution of 20% of the employees’ contributions of up to 6% of their compensation. In addition, the Company may make a profit sharing contribution at the discretion of the Board. All full time employees of the Company who have completed six months of service are eligible to participate in the plan. Participants are immediately 100% vested in all contributions. The plan does not contain an established termination date and it is not anticipated that it will be terminated at any time in the foreseeable future.

Benefits

      The Company provides medical benefits to the executive officers that are generally available to Company employees. In addition, executive officers may be provided with other benefits, such as life insurance and automobiles. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary for any executive officer for fiscal 2002.

Chief Executive Officer

      Charles J. Drake has served as the Company’s Chief Executive Officer since 1978. His base salary for the 2002 year was $160,000. No bonus was paid to Mr. Drake for 2002. Due to the Company’s circumstances, Mr. Drake’s salary was unchanged from the prior year.

THE COMPENSATION COMMITTEE

Max A. Coon
Vincent Shunsky

Summary Compensation Table

      The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and to the other executive officers whose compensation exceeded $100,000 in any one of the last three fiscal years:

		Annual			Long Term Compensation
		Compensation
						All Other
		Salary		Bonus	Options	Comp(1)
Name and Principal Position	Year	($)		($)	(#)	($)

Charles J. Drake	2002	160,000		0	0	0
Chief Executive Officer	2001	160,000		0	0	156,000	(2)
	2000	160,000		0	0	520
Mark R. Doede	2002	120,000	(3)	0	50,000	0
President and Chief Operating Officer	2001	120,000	(5)	0	100,000	100,000	(4)
	2000	120,000		0	0	520
Arthur D. Harmala	2002	100,000		0	50,000	1,109
Vice President of Marketing	2001	100,000	(6)	0	40,000	1,200
	2000	100,000		0	0	1,266
Andrew Blowers	2002	90,000		41,000	55,000	1,568
Chief Technical Officer	2001	80,354		0	30,000	1,853
	2000	77,668		0	0	932
Mark A. Michniewicz	2002	97,750		0	55,000	1,268
Vice President of Engineering	2001	105,269		0	30,000	1,263
	2000	109,297		13,000	0	1,468

(1)	Unless otherwise indicated, compensation in this category represents the Company’s 20% match of employee deferrals of currently earned income into the 401(k) Employee Savings Plan.

(2)	Includes $100,000 in forgiveness of a portion of a note owed to the Company and $56,000 representing the fair market value of 400,000 shares of the Company’s unregistered common stock awarded to Mr. Drake.

(3)	$49,070 of Mr. Doede’s compensation was deferred as of December 31, 2002.

(4)	Represents $100,000 in forgiveness of a portion of a note owed to the Company.

(5)	$92,769 of Mr. Doede’s compensation was deferred until February 2002.

(6)	$18,654 of Mr. Harmala’s compensation was deferred as of December 31, 2002.

Options

      The following table summarizes option grants during 2002 to the executive officers named in the Summary Compensation Table above, and the potential realizable value of such options at assumed rates of appreciation.

Option Grants During 2002

	Individual Grants
					Potential Realizable Value at Assumed
			% of Total		Annual Rates of Stock Price
			Options		Appreciation for Option Term
	Options		Granted to	Exercise or
	Granted		Employees in	Base Price	Expiration
Name	(#)		Fiscal Year	($/Sh)	Date	5% ($)	10% ($)

Charles J. Drake	0	(1)
Mark R. Doede	50,000		16.7%	$0.24	03-12-12	19,547	31,125
Arthur D. Harmala	50,000		16.7%	$0.10	01-14-12	8,144	12,969
Andrew Blowers	55,000		18.3%	$0.10	01-14-12	8,959	14,266
Mark A. Michniewicz	55,000		18.3%	$0.10	01-14-12	8,959	14,266

(1)	Mr. Drake relinquished options to purchase 144,000 shares to permit options to be granted to other employees.

      The following table summarizes the value of the options held by the executive officers named in the Summary Compensation Table above as of December 31, 2002. Such persons exercised no options during 2002.

Year End Option Values

			Value of Unexercised
	Number of Unexercised		In-the-Money Options at
	Options at FY-End		FY-End

Name	Exercisable/Unexercisable		Exercisable/Unexercisable

Charles J. Drake	150,000/56,000	(1)	$0/	0
Mark R. Doede	268,000/0		$0/	0
Arthur D. Harmala	153,000/0		$0/	0
Andrew Blowers	100,000/0		$0/	0
Mark A. Michniewicz	110,000/0		$0/	0

(1)	These options are not exercisable until Integral Vision common stock reaches certain stated levels, as follows:

Stock Price	Number of Shares Exercisable

$6	56,000

      In January 2002, Mr. Drake relinquished the options to acquire 100,000 shares, which would have become exercisable at $8 and 44,000 of the remaining options, which would have become exercisable at $6.

Transactions With Management

      In 2001, Messrs. Charles Drake (Chairman and CEO of the Company) and Mark Doede (President and COO of the Company) each had loans from the Company, the outstanding balances of which were included in the stockholders’ equity section of the consolidated balance sheet. In August 2001, the Compensation Committee of the Company’s Board of Directors resolved to forgive $100,000 of the outstanding balance on each of their loans from the Company. The $200,000 charge for the write-downs of the notes was included in general and administrative expenses in the consolidated statement of operations in 2001. Mr. Drake also made approximately $250,000 in principal payments on his note in 2001. Mr. Drake paid off the remaining $63,000 principal balance of this note in 2002.

      At June 30, 2002, Mr. Drake had received other short-term advances from the Company of approximately $83,000. This debt was incurred by Mr. Drake in order to satisfy certain personal obligations and was evidenced by a note bearing interest at 5.5% per annum with a December 31, 2002 maturity date. At December 31, 2002, approximately $30,000 was still outstanding on the note. In March 2003, this debt obligation, including accrued interest, was paid in full. Mr. Drake received no new advances from the Company subsequent to June 30, 2002.

      In 2002, Mr. Doede paid off the remaining principal balance of his note, approximately $188,000. This debt was incurred by Mr. Doede in order to satisfy certain personal obligations and was evidenced by a promissory note bearing interest at 9%. Mr. Doede received no new advances from the Company subsequent to June 30, 2002. Mr. Doede has also voluntarily deferred approximately $49,000 of his wages.

      Mr. Arthur Harmala has voluntarily deferred approximately $19,000 of his wages.

      Maxco, Inc., the Company’s principal shareholder, advanced the Company $138,855 in 2001 to permit the Company to meet its obligations. This loan is evidenced by a written document and provides for interest at the rate of prime plus 0.5%. The Company believes that the terms of this transaction are at least as favorable as it could obtain from outside sources.

      Max A. Coon, Secretary and Vice Chairman of the Board of Integral Vision, advanced the Company $70,000 to address short-term capital needs. The advance from Mr. Coon was repaid in 2003.

Compliance with Reporting Requirements

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and Executive Officers or beneficial owners of over 10% of any class of the Company’s equity securities to file certain reports regarding their ownership of the Company’s securities or any changes in such ownership. Reports on Form 3 were not timely filed on behalf of Messrs. Blowers and Michniewicz upon their appointment as officers of the Company. Messrs. Doede and Harmala failed to file timely reports on Form 4 to report the expiration of employees stock options. Messrs. Drake and Coon failed to file timely reports on Form 4 to report warrants that were received in connection with the purchase of the Company’s debentures. All reports required to be filed to report the aforementioned events were filed as of March 31, 2003.

COMPARATIVE STOCK PERFORMANCE

      The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the last five years with the cumulative total return on the Dow Jones Industrial Technology Index (1) and the Russell 2000 Index (2) over the same period, assuming the investment of $100 in the Company’s Common Stock, the Industrial Technology Index and the Russell 2000 Index on December 31, 1997, and reinvestment of all dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

Among Integral Vision, Inc., The Russell 200 Index

And the Dow Jones US Advanced Industrial Equipment Index

*	Specified ending dates or ex-dividends dates.

**	All Closing Prices and Dividends are adjusted for stock splits and stock dividends.

***	Begin Shares’s based on $100 investment.

(1)	The Dow Jones Industrial Technology Index is composed of companies whose technology and high-tech products are primarily directed toward industrial production and/or quality control.

(2)	The Russell 2000 Index is composed of the 2,000 smallest companies, having a median market capitalization of approximately $395 million, in the Russell 3000 Index.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information as of March 31, 2003 regarding the beneficial ownership of the Company’s Common Stock by (i) the Principal Shareholder (Maxco, Inc.), (ii) the only other beneficial owners of more than 5% of the Company’s outstanding stock that are known to the Company, (iii) each of the Company’s Directors, (iv) each of the Company’s Executive Officers listed in the Summary Compensation Table, above, and (v) all Officers and Directors of the Company as a group.

Amount and Nature of Beneficial Ownership

	Sole Voting and		Shared Voting and
	Investment Power		Investment Power		Percent

Maxco, Inc.	2,703,177	(1)			27.33%
1118 Centennial Way
Lansing, MI 48917
State Street Bank and Trust Company	1,483,815	(2)			13.60%
as Trustee of the Textron Master Trust
One Enterprise Drive
North Quincy, MA 02171
J.N. Hunter	230,000	(3)	803,291	(3)	10.00%
Industrial Boxboard Corporation
2249 Davis Court
Hayward, California 94545
John R. Kiely, III	978,943	(4)	10,200		9.54%
17817 Davis Road
Dundee, MI 48131
Charles J. Drake	2,411,125	(5)			21.24%
Max A. Coon	477,259	(6)			4.98%
Mark R. Doede	297,136	(7)			3.06%
Arthur D. Harmala	155,000	(8)			1.62%
Andrew Blowers	104,162	(9)			1.09%
Mark A. Michniewicz	110,100	(10)			1.15%
Vincent Shunsky	21,183	(6)	2,000		*
Craig A. Black	20,000	(11)			*
Samuel O. Mallory	28,000	(12)			*
William B. Wallace	21,000	(13)	3,000		*
All Directors and Officers as a Group (8 persons)	3,644,965	(14)	5,000		30.01%

*	Beneficial ownership does not exceed 1%.

(1)	Includes warrants for the purchase of 462,572 shares of Integral Vision Stock held by Maxco.

(2)	Represents warrants for the purchase of Integral Vision Common Stock.

(3)	Includes warrants for the purchase of 898,291 shares of Integral Vision Common Stock, including warrants for the purchase of 150,000 shares held by Industrial Boxboard Corporation, of which Mr. Hunter and his spouse are the sole shareholders, and warrants for the purchase of 598,291 shares held by the corporation’s Employee Profit Sharing Plan, of which Mr. and Mrs. Hunter are the sole trustees. In addition, the corporation holds 4,000 shares of Integral Vision common stock and the Employee Profit Sharing Plan holds 51,000 shares. The balance of the shares and warrants are held by Mr. Hunter in his IRA.

(4)	Includes warrants for the purchase of 940,343 shares of Integral Vision Common Stock, including warrants for the purchase of 92,603 shares held by a trust of which Mr. Kiely is the sole trustee.

(5)	Includes 150,000 shares on which Mr. Drake holds options, which he is eligible to exercise, and warrants for the purchase of 1,770,000 shares of Integral Vision Common Stock.

(6)	Includes warrants for the purchase of 150,000 shares of Integral Vision stock held by Mr. Coon as custodian under the Uniform Transfers to Minors Act. Does not include shares of the Company held by Maxco, Inc., of which Mr. Coon is the President and Chairman of the Board and the owner of 31.3% of its common stock, or shares of the Company held by the Maxco, Inc. Employee Profit Sharing Plan of which Messrs. Coon and Shunsky are trustees.

(7)	Includes 268,000 shares on which Mr. Doede holds options, which he is eligible to exercise.

(8)	Includes 153,000 shares on which Mr. Harmala holds options, which he is eligible to exercise.

(9)	Includes 100,000 shares on which Mr. Blowers holds options, which he is eligible to exercise.

(10)	Includes 110,000 shares on which Mr. Michniewicz holds options, which he is eligible to exercise.

(11)	Represents 20,000 shares on which Mr. Black holds options, which he is eligible to exercise.

(12)	Includes 10,000 shares on which Dr. Mallory holds options, which he is eligible to exercise.

(13)	Includes 2,000 shares on which Mr. Wallace holds options, which he is eligible to exercise.

(14)	Includes 813,000 shares on which six officers or directors hold options, which they are eligible to exercise, and warrants for the purchase of 1,800,000 shares of Integral Vision Common Stock held by two officers.

PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION

      The Company proposes to amend its Articles of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 25,000,000. The Company currently has 9,429,901 shares outstanding. The following table summarizes the number of shares which the Company is obligated to reserve for issuance under the Company’s employee stock option plans and for presently outstanding warrants for the purchase of common stock.

Shares Outstanding at 3-31-03	9,429,901
Shares Reserved for Outstanding Options	1,038,000
Shares Reserved for Outstanding Warrants	6,780,482

Total Committed Shares	17,248,383
Total Available Shares	2,751,617

      The additional authorized shares that the Company is asking the shareholders to approve will afford the Company added flexibility in raising capital.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      The firm of Moore Stephens Doeren Mayhew (“Doeren”) served the Company as its independent auditors for the year ended December 31, 2002. Doeren has informed the Company that it will resign following completion of its audit of the Company’s financial statements for the year ended December 31, 2002. Doeren’s resignation is based on its decision to terminate its engagements with any publicly owned companies.

      Doeren’s report on the Company’s financial statements for the current and prior year was qualified as to uncertainty regarding the Company’s ability to continue as a going concern. The reports did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to any other uncertainty or as to audit scope or accounting principles. In connection with the audits of the Company’s financial statements for each of the years in the two-year period ended December 31, 2002, there have been no disagreements between the Company and Doeren on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Doeren, would have caused Doeren to make reference to the matter in its report. The Company provided Doeren with a copy of this disclosure and requested Doeren to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated March 19, 2003, was filed as Exhibit 16 to the Company’s Form 10-K for the year ended December 31, 2002, which was filed with the Commission. A representative of Moore Stephens Doeren Mayhew is expected to be present at the Annual Meeting of Shareholders, will be available to respond to appropriate questions, and will have the opportunity to make a statement if he desires to do so.

      The Company’s Board of Directors has accepted the recommendation of the Audit Committee that the Company retain the firm of Rehmann Robson to serve as the Company’s independent auditors for the year ended December 31, 2003.

      During the two years ended December 31, 2001 and December 31, 2002, Doeren billed the Company for its services as follows:

Audit Fees. For aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2000 and the reviews of the financial statements included in the Company’s quarterly reports filed with the Securities and Exchange Commission during the year:

2001	$50,660
2002	$44,665

Tax Fees. For the aggregate fees billed for services to the Company for tax compliance services.

2001	$9,959
2002	$4,500

All Other Fees. For the aggregate fees billed for services to the Company other than the above. These services related to services for audits of the Company’s employee benefit plans.

2001	$6,000
2002	$0

      The Audit Committee of the Company’s Board of Directors is of the opinion that the provision of services described above was compatible with maintaining the independence of Moore Stephens Doeren Mayhew. The Company did not have pre-approval policies and procedures in 2002 or 2001. The Audit Committee is in the process of revising its charter to comply with the mandates of the Sarbanes-Oxley Act of 2002 and related new and pending rules and regulations of the Securities and Exchange Commission. Those revisions will include the required pre-approval policies and procedures for 2003 and subsequent years. The Audit Committee expects to complete those revisions in the near future.

SHAREHOLDER PROPOSALS

      Any proposals which Shareholders of the Company intend to present at the next annual meeting of the Company must be received at the Company by December 25, 2003, for inclusion in the Company’s proxy statement and proxy form for that meeting. Where a Shareholder making a proposal does not choose to seek to have such proposal included in the Company’s proxy materials, such proposal will not be considered timely for submission at the next Annual Meeting unless it is received by the Company by March 10, 2004, and in such case, the Company’s proxy will provide the management proxies with discretionary authority to vote on such proposal without any discussion of the matter in the proxy statement. Proposals should be directed to the attention of Investor Relations at the offices of the Company, 38700 Grand River Avenue, Farmington Hills, Michigan 48335.

DELIVERY TO SHAREHOLDERS SHARING AN ADDRESS

      Only one copy of this proxy statement is being delivered to two or more shareholders who share an address, unless the Company has received contrary instructions from one or more of such shareholders. A separate copy of this proxy statement will be promptly delivered upon written or oral request of a shareholder at a shared address directed to the attention of Investor Relations at the offices of the Company, 38700 Grand River Avenue, Farmington Hills, Michigan 48335, telephone 248-471-2660. Shareholders at a shared address who wish to receive multiple copies of the Company’s proxy statement in the future, or alternatively who are receiving multiple copies and wish to receive only a single copy, may direct their request to the forgoing address.

OTHER BUSINESS

      The management knows of no other matters that may come before the meeting. However, if other matters do come before the meeting, the proxy holders will vote in accordance with their best judgment.

      The cost of solicitation of proxies will be borne by the Company. In addition to solicitations by use of the mails, officers and regular employees of the Company may solicit proxies by telephone or in person.

By Order of the Board of Directors

MAX A. COON
Secretary

INTEGRAL VISION, INC.

Proxy solicited on behalf of the Board of Directors
for Annual Meeting of Shareholders
to be held May 28, 2003.

The undersigned hereby constitutes and appoints Max A. Coon and Charles J. Drake, and each or any of them, attorney and proxy for and in the names and stead of the undersigned, to vote all stock of Integral Vision, Inc. (Integral Vision) on all matters unless the contrary is indicated herein at the Annual Meeting of Shareholders to be held at the corporate offices, 38700 Grand River Avenue, Farmington Hills, Michigan on May 28, 2003, at 4:00 p.m. local time or at any adjournments thereof, according to the number of votes that the undersigned could vote if personally present at said meeting. The undersigned directs that this proxy be voted as follows on the reverse side.

This proxy, when properly executed will be voted in the manner directed herein by the undersigned Shareholder. If no direction is made, this proxy will be voted FOR the Proposals.

PLEASE MARK, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

1.	ELECTION OF DIRECTORS	For All Nominees	Withhold	For All Except
C. Black S. Mallory M. Coon V. Shunsky C. Drake W. Wallace

INSTRUCTION: To WITHHOLD AUTHORITY to vote for any individual nominee, mark the “For All Except” box and strike a line through the Name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

2.	AMENDMENT TO ARTICLES OF INCORPORATION

The Company is authorized to amend its articles of incorporation to increase the number of shares of common stock, which it is authorized to issue from 20,000,000 to 25,000,000.

For	Against	Abstain

3.	In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting.

Mark box at right if an address change or comment has been noted on the reverse side of this card.

RECORD DATE SHARES:

Please be sure to sign and date this Proxy	DATED:	, 2003

Shareholder sign here	Co-owner sign here